                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): October 12, 2000
                                                  ----------------

                               Fantasticon, Inc.
                   ----------------------------------------
            (Exact name of registrant as specified in its charter)


            Nevada                       0-19061                 87-0403330
------------------------------         -----------         -------------------
(State or other jurisdiction           (Commission          (I.R.S. Employer
        of incorporation)              File number)         Identification No.)


17117 W. Nine Mile Road, Suite 1515, Southfield, MI                 48075
---------------------------------------------------                 -----
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (248)569-3188
                                                     -------------


                          Santa Maria Resources, Inc.
                 ---------------------------------------------
          Former name or former address, if changed since last report

Item 1.  Changes in Control of Registrant.
         --------------------------------

         See response to Item 2.

Item 2.  Acquisition or Disposition of Properties.
         ----------------------------------------

     On October 12, 2000, Fantasticon.com, Inc., a Nevada corporation (formerly Santa Maria Resources, Inc. ("Santa Maria")) (the "Registrant"), consummated a merger pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of September 1, 2000 by and among Santa Maria and Fantasticon.com, Inc., a Nevada corporation ("Merger Sub"), and Fantasticon.com, Inc., a Delaware corporation ("Fantasticon.com"), Madman Backstage Productions, Inc., a Michigan corporation ("Madman"), and Impact Interactive, Inc., a Michigan corporation ("Impact"). Pursuant to the Merger Agreement, Fantasticon.com, Madman and Impact merged with and into Merger Sub (the "Merger"), with Merger Sub surviving as the wholly-owned subsidiary of Santa Maria. Pursuant to the Merger Agreement, Santa Maria changed its name to Fantasticon, Inc., and effected a 1:2 reverse split of its outstanding capital stock that became effective October 18, 2000.

     Pursuant to the terms and conditions of the Merger Agreement, all outstanding shares of capital stock of each of Fantasticon.com, Madman and Impact (the "FM&I Capital Stock") were converted into an aggregate of 6.5 million shares (post 1:2 split) of common stock of Registrant. The FM&I Capital Stock was then cancelled. Upon consummation of the Merger, Registrant had 9,500,291 shares outstanding, and is obligated to issue up to an additional 1.5 million shares, plus warrants for up to an additional 500,000 shares, upon consummation of a private placement to be effected in connection with the Merger.

     A copy of the joint press release issued in connection with the closing of the transaction, dated October 18, 2000, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 5.  Other Events.
         ------------

     In connection with the Merger, Santa Maria changed its name to Fantasticon, Inc. pursuant to the Articles of Amendment to the Articles of Incorporation of the Company filed on October 2, 2000 with the Secretary of State of the State of Nevada. Effective October 18, 2000 the trading symbol for Registrant's shares, as quote through the OTC Bulletin Board, was changed to FTST.OB. Effective from October 12, 2000, the Company's principal executive offices are located at 17117
W. Nine Mile Road, Suite 1515, Southfield, MI 48075, and its telephone number is
(248) 569-3188.

     Also in connection with the Merger, the former officers and directors of the Registrant resigned and will be replaced by appointees of Fantasticon.com, Madman and Impact. Henry T. Mayers has been appointed a director of Fantasticon, Inc., and will serve as its President and Chief Executive Officer. The company is currently interviewing candidates for additional board and officer positions and expects to fill at least two additional director positions in the near term.

Item 7.  Financial Statements.
         --------------------

     (a)  Financial Statements of Business Acquired.

     See Index to Financial Statements.

     (b)  Pro Forma Financial Information.

     To be filed by amendment.

     (c)  Exhibits.

          10.1* Agreement and Plan of Merger dated as of September 1, 2000 by and between Santa Maria Resources, Inc., Fantasticon.com, Inc. (Nevada), and Fantasticon.Com, Inc. (Delaware), Madman Backstage Productions, Inc., and Impact Interactive, Inc.

          99.1* Joint Press Release of Fantasticon.com, Inc. and Santa Maria
                Resources, Inc. relating to the consummation of the Merger.
          -----------
          * Previously filed.

                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: December 27, 2000      FANTASTICON, INC.

                              By:  \s\ Henry T. Mayers
                                  -------------------------------------
                                   Name:  Henry T. Mayers
                                   Title:  President and Chief Executive Officer

                             FantastiCon.com, Inc.
                                and Affiliates

                         ============================

                              Combined Financial
                                    Report

                               December 31, 1999

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                                   Index to Financial Statements

Independent Auditor's Report Letter                                         F-1


Financial Statements

  Combined Balance Sheet as of December 31, 1999 and 1998                   F-2

  Combined Statement of Operations for the Years Ended December 31,
    1999 and 1998                                                           F-3

  Combined Statement of Changes in Stockholders' Equity (Deficit)
    for the Years Ended December 31, 1999 and 1998                          F-4

  Combined Statement of Cash Flows for the Years Ended December 31,
    1999 and 1998                                                           F-5

  Notes to Combined Financial Statements                            F-6 to F-11


                         Independent Auditor's Report

To the Board of Directors
FantastiCon.com, Inc., FantastiCon.com, L.P., Madman Backstage Productions, Inc. and Impact Interactive, Inc.

We have audited the accompanying combined balance sheet of FantastiCon.com, Inc., FantastiCon.com, L.P., Madman Backstage Productions, Inc. and Impact Interactive, Inc. (collectively, the "Combined Companies") as of December 31, 1999 and 1998 and the related combined statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Combined Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of FantastiCon.com, Inc., FantastiCon.com, L.P., Madman Backstage Productions, Inc. and Impact Interactive, Inc. at December 31, 1999 and 1998 and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Combined Companies will continue as a going concern. As discussed in Note 9 to the financial statements, the Combined Companies have incurred substantial losses from operations since inception that raise substantial doubt about the Combined Companies' ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                       /s/ Plante & Moran, LLP

Southfield, Michigan
December 11, 2000

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                                          Combined Balance Sheet

                                                       December 31
                                                  ---------------------
                                                     1999        1998
                                                  ---------    --------
                               Assets
Current Assets
  Accounts receivable - Trade                     $  10,049    $ 31,283
  Deferred income taxes                               3,500      15,000
                                                  ---------    --------
         Total current assets                        13,549      46,283

Equipment and Software - Net of
 accumulated depreciation of
 $124,818 and $90,823 as of
 December 31, 1999 and 1998                          80,863      97,725
Other Assets
  Accounts receivable - Officers                     54,212      48,108
  Other assets                                        7,983      11,096
                                                  ---------    --------
         Total assets                             $ 156,607    $203,212
                                                  =========    ========

           Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
  Notes payable - Current portion                 $ 106,695    $ 67,072
  Capital lease obligations - Current portion        26,767      31,204
  Bank overdraft                                      2,124       3,563
  Accounts payable                                   80,066      68,442
  Accrued liabilities                                61,508      24,491
  Income taxes payable                               41,000      40,800
                                                  ---------    --------

         Total current liabilities                  318,160     235,572

Notes Payable - Net of current portion              124,467       4,891

Capital Lease Obligations - Net of
 current portion                                     33,596      56,031

Stockholders' Equity (Deficit)
  Common stock                                        1,102       1,100
  Paid-in capital                                    62,469      31,900
  Stock subscription receivable                      (1,500)          -
  Accumulated deficit                              (381,687)   (126,282)
                                                  ---------    --------
         Net deficit in equity                     (319,616)    (93,282)
                                                  ---------    --------
         Total liabilities and net deficit
           in equity                              $ 156,607    $203,212
                                                  =========    ========

See Notes to Combined Financial Statements.

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                                Combined Statement of Operations

                                                   Year Ended December 31
                                                   ----------------------

                                                      1999         1998
                                                   ---------     --------
Net Revenue                                        $ 138,325     $440,087

Cost of Revenue                                      197,589      308,479
                                                   ---------     --------

Gross Profit (Deficit)                               (59,264)     131,608

Selling, General and Administrative Expenses         129,312       98,019

Operating Income (Loss)                             (188,576)      33,589

Other Expenses

   Interest expense                                   42,108       34,631
   Other (income) expense                              4,021       (4,037)
                                                   ---------     --------
        Total other expenses                          46,129       30,594
                                                   ---------     --------
Income (Loss) - Before income taxes                 (234,705)       2,995

Income Taxes                                          11,700       39,900
                                                   ---------     --------
Net Income (Loss)                                  $(246,405)    $(36,905)
                                                   =========     ========

Pro Forma Basic and Diluted Loss Per
  Share (Note 2)                                   $   (0.04)    $  (0.01)
                                                   =========     ========


See Notes to Combined Financial Statements.       F-3

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                 Combined Statement of Changes in Stockholders' Equity (Deficit)

                                                                                        Total
                                                        Stock                       Stockholders'
                                  Common    Paid-in   Subscription    Accumulated      Equity
                                  Stock     Capital   Receivable        Deficit       (Deficit)
                                 --------   -------   ----------       ---------      ---------

Balance - January 1, 1998           1,100    31,900          -          (89,377)       (56,377)

Net loss                               -         -           -          (36,905)       (36,905)
                                 --------   -------     -------       ---------      ---------

Balance - December 31, 1998         1,100    31,900          -         (126,282)       (93,282)

Issuance of stock                       2    60,569      (1,500)             -          59,071

Partnership interest redemption        -    (30,000)         -           (9,000)       (39,000)

Net loss                               -         -           -         (246,205)      (246,405)
                                 --------   -------     -------       ---------      ---------

Balance - December 31, 1999      $  1,102   $62,469     $(1,500)      $(381,687)     $(319,616)
                                 ========   =======     =======       =========      =========

See Notes to Combined Financial Statements.

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                                Combined Statement of Cash Flows

                                                         Year Ended December 31
                                                         ----------------------
                                                            1999        1998
                                                         ----------   ---------
Cash Flows from Operating Activities:
  Net loss                                               $ (246,405)  $ (36,905)
  Adjustments to reconcile net loss
    to net cash from operating activities:
      Depreciation and amortization                          33,995      29,108
      Stock compensation                                     13,623          -
      Deferred tax expense (benefit)                         11,500      (1,700)
      Decrease (increase) in assets:
        Accounts receivable - Trade                          21,234     (11,351)
        Accounts receivable - Other                              -       19,085
        Other assets                                          3,113     (17,963)
      Increase (decrease) in liabilities:
        Accounts payable                                     11,624      17,175
        Accrued liabilities                                  37,017      13,267
        Income taxes payable                                    200      41,000
                                                         ----------   ---------
          Net cash provided by (used in)
            operating activities                           (114,099)     51,716

Cash Flows from Investing Activities:
  Purchase of equipment and software                         (7,190)     (9,656)
  Advances to Officers                                       (6,104)    (15,144)
                                                         ----------   ---------
          Net cash used in investing activities             (13,294)    (24,800)

Cash Flows from Financing Activities:
  Bank overdraft                                             (1,439)      3,563
  Net proceeds (payments) on notes payable -
    line of credit                                          (10,141)     (7,209)
  Proceeds from issuance of notes payable                   150,340          -
  Payments on capital lease obligations                     (26,872)    (27,860)
  Proceeds from issuance of common stock                     15,505          -
                                                         ----------   ---------
          Net cash provided by (used in)
            financing activities                            127,393     (31,506)
                                                         ----------   ---------

Net Decrease in Cash                                             -       (4,590)

Cash - Beginning of period                                       -        4,590
                                                         ----------   ---------
Cash - End of period                                     $       -    $      -
                                                         ==========   =========


See Notes to Financial Statements.     F-5

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                          Notes to Combined Financial Statements
                                                      December 31, 1999 and 1998


Note 1 - Nature of Business, Initial Capitalization and Organization

         FantastiCon.com, L.P. (the "Partnership") was formed in November 1997. FantastiCon.com, Inc. ("FantastiCon") was formed on July 2, 1999 through the contribution of assets and the assumption of liabilities of the Partnership under an agreement (the "Contribution Agreement"). FantastiCon issued 100 shares of common stock and assumed $211,787 of liabilities, principally notes payable and accounts payable-stockholders, in exchange for all the tangible and intangible assets of the Partnership. The assets contributed and liabilities assumed were recorded by FantastiCon at their historical cost since the entities that were parties to the Contribution Agreement were under common control.

         FantastiCon has been in the development stage since its formation, as the Partnership had been previously. FantastiCon and the Partnership have earned no revenue since inception. In addition, the Partnership had redeemed certain of the limited partners' interests at $9,000 in excess of book value.

         FantastiCon is a multi-media content developer and online entertainment company that operates an Internet-based entertainment community at www.fantasticon.com. The web site offers content about science fiction, horror, and action and adventure movies, television, animation, comic books, and video games. FantastiCon's operations are located in Southfield, Michigan.

         Madman Backstage Productions, Inc. ("Madman Backstage Productions") and Impact Interactive, Inc. ("Impact Interactive") were general partners of the Partnership and became stockholders of FantastiCon under the Contribution Agreement. At the date of the Contribution Agreement, Madman Backstage Productions and Impact Interactive owned approximately 50% of FantastiCon's outstanding stock.

         Madman Backstage Productions, incorporated in January 1995, specializes in television, film, and digital video production. Currently, Madman Backstage Productions is developing original television and cable programming, as well as digital "cybersodes" for the Internet.

         Impact Interactive focuses on CD-ROM and web-based content for corporate clients. Impact Interactive provides original web site development and web site update services.

         The accompanying financial statements have been presented on a combined basis because FantastiCon, Madman Backstage Productions, Impact Interactive, and the Partnership, which were all under common control and ownership, were merged subsequent to year-end (Note 9).

Note 2 - Summary of Significant Accounting Policies

         Basis of Presentation - The accompanying combined financial statements present the financial position and results of operations and cash flows for FantastiCon, Madman Backstage Productions, Impact Interactive, and the Partnership (collectively, the "Combined Companies"). All inter-company transactions have been eliminated in consolidation.

         Accounts Payable - Included in accounts payable at December 31, 1999 and 1998 are approximately $60,000 and $54,000 respectively of credit card obligations. Interest and finance charges on these balances are included in interest expense for the periods presented.

         Income Taxes - Income taxes are recorded using the liability method. A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between book and tax accounting and operating loss and tax credit carryforwards.

         FantastiCon, Madman Backstage Productions, and Impact Interactive are all "C" Corporations under the Internal Revenue Code, and are liable for income taxes directly. The Partnership is a partnership under the Internal Revenue Code. As a result, its income and losses are allocated directly to its partners for federal and state income tax purposes.

         Equipment and Software - Equipment and software are stated at cost. Depreciation and amortization are computed by the straight-line method based on the estimated useful lives of the assets. Included in equipment and software is $130,726 of assets (at cost) held under capital leases.

         Website Development Costs - FantastiCon has expensed all internal costs associated with the development of its website. FantastiCon intends to adopt EITF 00-2, "Accounting for Website Development Costs" ("EITF 00-2") effective July 1, 2000. Under EITF 00-2, FantastiCon will expense all costs related to the development of its website other than those incurred during the application development stage. Costs incurred during the application development stage will be capitalized and amortized over the estimated useful life of the software.

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                          Notes to Combined Financial Statements
                                                      December 31, 1999 and 1998


Note 2 - Summary of Significant Accounting Policies (Continued)

         Pro Forma Loss Per Share - Pro forma basic and diluted earnings per share for each period are based on the number of shares of common stock issued in exchange for the Combined Companies' common stock in the merger discussed in Note 9. At December 31, 1999, the Combined Companies had no dilutive securities. See Note 6 for additional information on the Combined Companies' common stock.

         Fair Value of Financial Instruments - The carrying amount of the Combined Companies' trade accounts receivable, trade accounts payable and other short term financial instruments approximates their fair value due to the short maturities. The fair value of notes payable and capital lease obligations, with carrying amount of $291,525, is approximately $286,000, estimated using the present value of cash flows and current rates at which the Combined Companies could borrow funds with similar remaining maturities.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Notes Payable

         Notes payable consists of the following:

                                                               1999      1998
                                                               ----      ----
         Notes payable to individuals. The notes are
         non-interest bearing with the principal due
         upon receipt by FantastiCon of proceeds of
         private financing (Note 9). The individuals
         were also due additional consideration of
         one-half share of common stock of the Company.
         As of December 31, 1999, these shares had not
         been issued by FantastiCon. Interest has been
         imputed as of December 31, 1999 for the value
         of the common stock as of the date of the notes.
         In March 2000, due to FantastiCon's financial
         difficulties, the individuals agreed to exchange
         their notes for 2.04 shares of common stock of
         FantastiCon. As a result these notes have been
         classified as noncurrent in the accompanying
         balance sheet.                                     $ 103,500  $     -

         Bank line of credit consisting of borrowings
         under a $50,000 line of credit that is due on
         demand. The line of credit requires monthly
         minimum payments of varying principal and
         interest of approximately $500. The line of
         credit bears interest at 12% and is unsecured.        50,000   47,410

         Bank line of credit consisting of borrowings under
         a $20,000 line of credit that is due on demand. The
         line of credit requires monthly minimum payments of
         varying principal and interest of approximately $500.
         The line of credit bears interest at 12% and is
         unsecured. Subsequent to year-end, this line of
         credit was converted to a term loan with monthly
         payments of $433.                                     19,386   16,608

         Note payable to an individual. FantastiCon
         assumed this note payable issued by the
         Partnership to redeem the partnership
         interest of this limited partner in March
         1999. This note bore interest at 7.5% and
         had an original maturity date in December
         1999. Subsequent to December 31, 1999, the
         limited partner has agreed to forgive the
         payment of interest on this note.                     26,000        -

         Notes payable to individuals. FantastiCon
         assumed these notes payable issued by the
         Partnership to redeem the partnership
         interests of two limited partners in March
         1999. These notes bear interest at 7.5%
         and had an original maturity date in December 1999.   13,000        -

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                          Notes to Combined Financial Statements
                                                      December 31, 1999 and 1998

                                                                   1999           1998
                                                                   ----           ----
Note 3 - Notes Payable (Continued)

         Note payable to an individual dated
         March 1999. FantastiCon assumed this
         note payable issued by the Partnership.
         Principal is due upon receipt by the
         Company of proceeds of private financing
         (Note 9).  The individual and FantastiCon
         agreed to interest of $2,500 related to
         this note. Interest has been fully accrued
         at December 31, 1999 on this note.                        10,000             -
         Notes payable to banks with monthly minimum
         payments of principal and interest totaling
         $435.  The notes bear interest at interest
         rates ranging from 13% to 18% and are unsecured.           9,276         7,945
                                                                ---------     ---------

                 Total                                            231,162        71,963

                 Less current portion                             106,695        67,072
                                                                ---------     ---------

                 Long-term portion                              $ 124,467     $   4,891
                                                                =========     =========

        The minimum annual principal payments on the above long-term obligations, excluding the
        $103,500 of notes payable converted to common stock in 2000, are as follows:

            Years Ending
            December 31             Amount
            -----------             ------
               2000                $106,695
               2001                   6,265
               2002                   5,308
               2003                   4,803
               2004                   4,591
                                   --------
                           Total   $127,662
                                   ========

Note 4 - Lease Commitments

         At December 31, 1999, the Combined Companies are obligated under various capital leases for equipment, payable in monthly installments decreasing from $2,438 to $912 through August 2002, including interest at implicit rates of 15.50 percent to 16.20 percent.

         The minimum future lease payments are as follows:


                 2000                                           $  33,584    $  33,584

                 2001                                              29,253       29,253

                 2002                                               7,909        7,909
                                                                ---------    ---------
         Total                                                     70,796       70,746

         Less amount representing interest                         10,383       10,383
                                                                ---------    ---------
         Present value of net minimum lease
           payments under capital leases                        $  60,363    $  60,363
                                                                =========    =========

        Operating Leases - The Combined Companies lease office space and equipment. Total rent expense was approximately $48,000 and $44,000 for the years ended December 31, 1999 and 1998 respectively. Total non-cancelable lease obligations of the Combined Companies for future years are approximately $36,000 in 2000, $33,000 in 2001, and $25,000 in 2002.


FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                          Notes to Combined Financial Statements
                                                      December 31, 1999 and 1998

Note 5 - Income Taxes

         The provision for income taxes consists of the following:

                                                       1999      1998
                                                     -------   -------
Current expense                                      $   200   $41,600
Deferred recovery                                     11,500    (1,700)
                                                     -------   -------

        Total income tax expense                     $11,700   $39,900
                                                     =======   =======


The principal items accounting for the differences in taxes on income computed at the U.S. statutory tax rate and income taxes actually provided are as follows:

                                                       1999      1998
                                                     --------  --------

Income tax, computed on income before income
  taxes at U.S. statutory rates                      $(70,500)      500
Loss allocated to partners                             11,600    36,900
Nondeductible expenses                                  5,100     6,000
Increase in valuation allowance                        59,200       -
Adjustment of prior year estimates and other            6,300    (3,500)
                                                     --------  --------
        Total income tax expense                     $ 11,700  $ 39,900
                                                     ========  ========

No provision for income taxes was recorded by the Partnership during 1998 or for the first six months of 1999 since partnership taxable losses are passed through to the partners for income tax purposes.

The details of the net deferred tax asset at December 31, 1999 and 1998 are as follows:

                                                       1999      1998
                                                     --------  --------

Deferred tax assets:
  Operating loss carryforward                        $ 33,000  $    -
  Accured liabilities                                  33,500    20,200
                                                     --------  --------
        Total deferred tax assets                      66,500    20,200

Deferred tax liabilities:
  Accounts receivable                                  (2,100)   (4,300)
  Depreciation                                         (1,700)     (900)
                                                     --------  --------
        Total deferred tax assets                      (3,800)   (5,200)
Valuation allowance                                   (59,200)      -
                                                     --------  --------

        Net deferred tax assets (liability)          $  3,500  $ 15,000
                                                     ========  ========

A net operating loss carryforward of approximately $97,000 related to FantastiCon is available that expires in the year 2019. Under the Internal Revenue Code, a change in ownership in excess of 50 percentage points limits or eliminates the right to use the net operating loss carryforward as an offset to taxable income and unused credit carryovers to reduce federal tax liabilities. During 1999 and 2000, FantastiCon undertook the merger transaction discussed in
Note 9 and other equity transactions that may involve a change in ownership as defined under the Internal Revenue Code. If these transactions are deemed to be a change in ownership, individually or in the aggregate, the use of the net operating loss carryforward may be limited or eliminated. The future tax benefit of this net operating loss carryforward and other net deferred tax assets has been offset by a valuation allowance in the financial statements as the future realization of these deferred tax assets is not certain.

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                          Notes to Combined Financial Statements
                                                      December 31, 1999 and 1998

Note 5 - Income Taxes (Continued)

Note 6 - Common Stock


     Common stock information for the Combined Companies for 1999 as follows:


                                                      MadMan
                                                     Backstage      Impact
                                     FantastiCon    Productions   Interactive
Par value                            $      0.01     $     1.00    $     1.00

Shares authorized                          3,000         60,000        60,000

Shares issued and outstanding                245          1,000           100

     Common stock information for the Combined Companies for 1998 is as follows:

                                            MadMan
                                           Backstage           Impact
                                          Productions       Interactive
Par value                                 $      1.00       $       1.00

Shares authorized                              60,000             60,000

Shares issued and outstanding                   1,000                100

     Collectively, the Combined Companies had 1,345 and 1,200 shares of common stock outstanding at December 31, 1999 annd 1998, respectively, including 100 partnership units from the Partnership at December 31, 1998. For purposes of computing the basic and diluted loss per share, the number of shares of common stock issued in exchange for the Combined Companies' common stock in the merger discussed in Note 9 were used as the number of shares outstanding.

Note 7 - Related  Party Transaction


     Madman Backstage Productions has advanced amounts to certain officers that have been recorded as accounts receivable - officers. These advances have no stated payment terms and do not bear interest.

Note 8 - Supplemental Cash Flow Information

     FantastiCon and the Partnership entered into the following significant non-cash investing and financing transactions in 1999, which are not presented in the statement of cash flows:

     . The Partnership issued $39,000 in notes payable to its limited partners to redeem those partners' ownership interests.

     . FantastiCon issued 100 shares of common stock and assumed $211,787 of liabilities, principally notes payable and accounts payable-related party, under the Contribution Agreement in exhange for all the tangible and intangible assets of the Partnership.

     . FantastiCon issued common stock in exchange for the conversion of a $20,000 note payable by the holder.

     . FantastiCon issued common stock in exchange for services provided of $13,623 and equipment contributed of $9,943, respectively.

     Cash paid during 1999 and 1998 for interest was approximately $38,300 and $34,800, respectively. Cash paid during 1999 and 1998 for income taxes was $0 and $783 in 1999 and 1998, respectively.

FantastiCon.com, Inc.
and Affiliates
--------------------------------------------------------------------------------
                                          Notes to Combined Financial Statements
                                                      December 31, 1999 and 1998

Note 9 - Going Concern and Subsequent Events

        Going Concern - The Combined Companies have incurred substantial losses from operations, including funding the start-up and development costs associated with the FantastiCon web site operations. FantastiCon has had no source of revenue since inception. In addition, FantastiCon has no long-term financing arrangements. The Combined Companies have plans to raise additional capital through the merger and private placement offering transactions discussed below. In addition, the Combined Companies' business plan includes the generation of revenue from its website operations through membership fees and the sale of advertising and other promotional packages in addition to the continued video production and customer web site development services.

        There can be no assurance that the Combined Companies have sufficient funds should their business plan, including the consummation of the merger and private placement offering, not yield the expected results. These factors, among others, raise substantial doubt about the Combined Companies' ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount or classification of liabilities that might be necessary should the Combined Companies be unable to continue as a going concern.

        Merger - On October 12, 2000, FantastiCon, Madman Backstage Productions, and Impact Interactive consummated a merger with Fantasticon.com, Inc. a Nevada corporation, (formerly Santa Maria Resources, Inc.) (the "Parent") whereby FantastiCon, Madman Backstage Productions, and Impact Interactive merged into a wholly owned subsidiary of the Parent, which is a publicly traded entity. Under the terms of the merger agreement, the Parent changed its name to Fantasticon, Inc., restructured its board of directors, and undertook a 1-for-2 reverse split of its issued and outstanding common stock.

        The Parent issued 6,500,000 post-split shares of common stock to the stockholders of FantastiCon, Madman, and Impact in exchange for their shares of common stock in FantastiCon, Madman, and Impact on the effective date of the merger. As a condition to closing the merger, the Parent divested itself of the mining claims it owned in exchange for being relieved of all liabilities and debt associated with those properties.

        Private Placement Offering - In December 2000, FantastiCon completed a private placement offering, begun in July 2000, which resulted in the issuance of units in FantastiCon that, upon consummation of the merger, were exchangeable for units in the Parent at a price of $4.50 per unit. Each unit consisted of four and one half shares of common stock of the Parent and one warrant exercisable for one share of common stock of the Parent for a one year period at $2.50 per share. The offering resulted in the issuance of 561,120 shares of common stock of the Parent and warrants to purchase an additional 130,251 shares. Total net proceeds of the offering were $551,120, net of approximately $10,000 of legal and other offering expenses.

        Upon consummation of the merger and private placement, the Parent has 10,060,656 shares of common stock outstanding and warrants to purchase an additional 130,251 shares.